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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GCI, INC.
offer for all outstanding
7.25% Senior Notes due 2014
in exchange for
7.25% Senior Notes due 2014
pursuant to the Prospectus dated                        , 2004

        This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer, as defined below, if (i) certificates for GCI, Inc.'s 7.25% Senior Notes due 2014, the old notes, are not immediately available or all required documents are unlikely to reach The Bank of New York, the exchange agent, on or prior to the expiration date, as defined below; or (ii) a book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile, mail or overnight delivery to the exchange agent. See "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery" in the prospectus. In addition, in order to utilize the guaranteed delivery procedures to tender old notes pursuant to the exchange offer, (a) a properly completed and duly executed notice of guaranteed delivery must be delivered to the exchange agent on or prior to the expiration date; and (b) a properly completed and duly executed letter of transmittal relating to the old notes or a facsimile thereof, or an agent's message in lieu thereof, together with the old notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old notes to the exchange agent's account at DTC, must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the prospectus, as it may be amended or supplemented, or the letter of transmittal, as the case may be.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The exchange agent for the exchange offer is:
THE BANK OF NEW YORK

By Facsimile: (212) 298-1915 Attention: [ ] Reorganization Unit Confirm by Telephone: (212) 815-[ ]	By Registered or Certified Mail: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street — 7 East New York, NY 10286	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street — 7 East New York, NY 10286
	Attention: [ ]	Attention: [ ]

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

        This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to GCI, Inc., an Alaska corporation, upon the terms and subject to the conditions set forth in the prospectus dated                        , 2004, as the same may be amended or supplemented from time to time, and the related letter of transmittal, and which together, constitute the exchange offer, receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery."

Aggregate Principal Amount Tendered: $	*	Name(s) of Registered Holder(s):

Certificate No(s). (if available):

$
(Total Principal Amount Represented by Old Note Certificate(s))

If old notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:
Date:

*Must be in integral multiples of $1,000.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X
X
	Signature(s) of Owner(s) or Authorized Signatory	Date

Telephone Number:

        Must be signed by the holder(s) of the old notes as their name(s) appear(s) on certificates for old notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by GCI, Inc., provide proper evidence satisfactory to GCI, Inc. of such person's authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, including: a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, each of the foregoing being referred to as an "eligible institution," hereby guarantees to deliver to the exchange agent, at the address set forth herein, either the old notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such old notes to the exchange agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with a properly completed and duly executed letter of transmittal, or a facsimile thereof, or an agent's message in lieu thereof, and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

        The undersigned acknowledges that it must deliver to the exchange agent the letter of transmittal or a facsimile thereof, or an agent's message in lieu thereof, and the old notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old notes to the exchange agent's account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)
Telephone Number:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY